Exhibit 99.1

AT THE COMPANY:

John L. Hendrix

Executive Vice President & CFO

(713) 623-0790

Cornell Companies Reports Third Quarter Earnings

HOUSTON, TX (November 13, 2003) — Cornell Companies, Inc. (NYSE: CRN)

•                  As Reported basis:  Cornell’s Q3 2003 earnings per diluted share of $0.11 vs. $0.14 per diluted share in Q3 2002.
•     Revenues decreased 1% from Q3 2002, primarily due to the closure of the New Morgan Academy in Q4 2002.

•     Income from operations decreased 16% from Q3 2002, primarily due to the costs associated with New Morgan and start-up costs of new facilities.

•                  Pro forma basis:  Cornell’s Q3 2003 EPS of $0.18 vs. $0.21 in Q3 2002.
•     Revenues rose 4% compared with last year, excluding the now-closed New Morgan Academy.
•      Income from operations decreased 13% vs. a year ago, excluding costs associated with New Morgan, start-up costs and unusual charges incurred last year.

•                  Cornell expects 2003 GAAP diluted EPS between $0.54 and $0.57, and 2003 pro forma diluted EPS between $0.80 and $0.83.  Pro forma amounts exclude costs associated with New Morgan and start-up costs.

•                  Cornell announced guidance for 2004 earnings in the Outlook section of this release, indicating 2004 as a ramp-up year for Cornell’s current projects in development, and 2005 as the year when the projects could reach their full potential.

Third Quarter Highlights (Amounts in thousands, except per share data)

	Third Quarter		Nine Months Ended
As Reported	9/30/2003	9/30/2002	9/30/2003	9/30/2002
Revenue	$68,642	$69,634	$202,253	$207,186
Income from operations	6,732	7,992	22,792	22,257
Income before cumulative effect of change in accounting	2,504	3,039	9,596	7,462
Net income	1,442	1,793	5,661	3,438
EPS diluted before cumulative effect of change in accounting	$0.11	$0.14	$0.43	$0.33
EPS – diluted	$0.11	$0.14	$0.43	$0.26
Shares outstanding used in diluted per share computation	13,542	13,197	13,218	13,337

Pro Forma, excluding New Morgan Academy, start-up costs and revenue and unusual charges in 2002:*
Revenue	$68,075	$66,066	$201,606	$194,240
Income from operations	8,010	9,237	25,615	25,031
Net Income	2,412	2,756	7,988	6,204
EPS – diluted	$0.18	$0.21	$0.60	$0.47

*  See reconciliation of historical and forward-looking information attached.

Cornell Companies Reports Third Quarter Results

HOUSTON, TX (November 13) — Cornell Companies, Inc. (NYSE: CRN) today reported earnings for the third quarter ended September 30, 2003 of $1.4 million or $0.11 per diluted share, compared with $1.8 million or $0.14 per diluted share in the third quarter of 2002.  This year’s third quarter results included a total of $1.0 million or $0.07 per diluted share in losses associated with the New Morgan Academy (closed in the fourth quarter of 2002) and start-up costs for new facilities.  Last year’s third quarter included a total of $1.0 million or $0.07 per diluted share in losses associated with the New Morgan Academy and unusual items.  Excluding these costs and unusual items for comparative purposes, third quarter 2003 pro forma earnings were $2.4 million or $0.18 per diluted share versus $2.8 million or $0.21 in the third quarter of 2002.  The decrease in third quarter pro forma results was mainly due to an inability to obtain rate increases at certain facilities to keep pace with increases in insurance and employee costs.  Cornell is making concerted efforts to obtain rate increases for 2004 through a number of initiatives.

“While our third quarter earnings were in the lower end of our projected range, our strong growth in new facilities is creating a favorable outlook for the company,” commented Harry J. Phillips, Jr., Cornell’s chairman and chief executive officer.  “After ramping up for the next 12-18 months, we should begin to reach a full run-rate on all of our new operations by late 2005 and the earnings impact could be substantial.  In the meantime, we expect earnings between $0.54 and $0.57 per diluted share on a GAAP reported basis in 2003, with pro forma 2003 earnings expected in the range of $0.80 to $0.83, excluding the costs associated with New Morgan Academy and start-up costs.”

Thomas R. Jenkins, Cornell’s president and chief operating officer, emphasized, “Clearly, there is a market need and Cornell is leveraging its operating expertise and competitive advantages to meet that need.  Our established facilities are operating at strong capacity levels and we recently added two new programs to bring our total number of programs in development up to eight.  All told, these eight programs have the potential for approximately $90 million in annualized revenues over the next couple of years, a more than 30% increase from our current level.  We’re hitting a lot of singles and doubles, and it’s adding up to a lot of growth.  With our strong positioning and strategy, we believe a period of sustained growth is just beginning.”

Third quarter revenues were $68.6 million compared with $69.6 million in the third quarter of 2002.  Last year’s third quarter included $3.6 million in revenues from the New Morgan Academy which was closed during the fourth quarter of 2002.  Excluding the impact of the New Morgan Academy revenues in the third quarter of 2002, third quarter 2003 revenues would have increased $2.6 million or 4%.  Management continues to review a number of proposals regarding the most appropriate use of the New Morgan Academy, including the possible sale or lease of the facility.  Cornell continued to maintain strong levels of average contract occupancy, with an average 100.4% for this year’s third quarter compared with 97.0% in last year’s third quarter.  Excluding start-up operations in this year’s third quarter and New Morgan in last year’s third quarter, average contract occupancy was 101.0% this year compared with 99.2% in last year’s third quarter.

Income from operations decreased to $6.7 million in this year’s third quarter compared with $8.0 million in the same quarter of 2002. Comparisons of income from operations were affected by the impact of closing the New Morgan Academy and start-up costs in 2003 and unusual items in 2002.  As previously disclosed, the continuing after-tax cost associated with the closed New Morgan Academy is approximately $200,000 per month.   The New Morgan Academy reduced income from operations in this year’s third quarter by $0.8 million and increased last year’s third quarter income from operations by $0.1 million.  In addition, this year’s third quarter income from operations was reduced by $0.5 million in net start-up expenses while last year’s income from operations was reduced by unusual items of $1.3 million.  Excluding the impact of the New Morgan Academy, start-up and unusual items, pro forma income from operations was $8.0 million in this year’s third quarter compared with $9.2 million in the same quarter of 2002.

For the nine-months ended September 30, 2003, revenues decreased to $202.3 million from $207.2 million in the year-ago period due to the closing of the New Morgan Academy in the fourth quarter of 2002.   Excluding the New Morgan Academy, nine-month revenues would have increased 4% from last year’s nine-month revenues of $194.2 million.  Income from operations was $22.8 million compared with $22.3 million in the previous nine-month period.  Excluding the impact of the New Morgan Academy, start-up costs and unusual items, pro forma income from operations was $25.6 million compared with $25.0 million in the year-ago period.  Nine-month net income was $5.7 million or $0.43 per diluted share, up from $3.4 million or $0.26 per diluted share in last year’s nine-month period, which included charges of $1.0 million or $0.07 per diluted share for the cumulative effect of a change in accounting principle.  Excluding the impact of the New Morgan Academy, start-up costs and unusual items, pro forma net income was $8.0 million or $0.60 per diluted share in this year’s nine-month period compared with $6.2 million, or $0.47 per diluted share for the previous nine-month period.

Recap of Recent Developments

Since the beginning of the third quarter, Cornell has announced developments that management believes will generate a total of approximately $12 million in annualized revenues over the next two years.

•                  Two new juvenile programs in Plankinton, South Dakota, the company’s first programs in that state.  The annualized revenues from the two programs are expected to total approximately $7 million.

•                  The development of a charter school for children at the Joz-Arz Residential Treatment Center, a 56-bed facility currently operating in the District of Columbia.  The annualized revenues from the charter school are expected to be approximately $5 million.

Outlook for 2004 Earnings

“Although we have not completed our budgeting process for 2004, we wanted to provide investors with our best guidance possible, which currently suggests a preliminary GAAP earnings estimate of approximately $0.53 per diluted share and $0.90 per diluted share on a pro forma basis for 2004.  Our GAAP estimate is affected by costs associated with New Morgan and start-up expenses,” said Phillips.  “This preliminary estimate is lower than we would like, mainly due to delays in the ramp-up of certain facilities, particularly Bernalillo (as we reported on October 15) and the lack of mid-year rate increases on existing facilities.  We are very pleased to report that due to the expertise and commitment of our people, Bernalillo is back on track to deliver excellent services and a potential $24 million in annualized revenues when it is fully ramped up at the end of 2004.  In addition, 2004 results may be affected by fewer rate increases than we’ve obtained in the past.  Presently, our $0.90 preliminary pro forma estimate for 2004 includes conservative projections for rate increases.”

Phillips concluded, “Looking at the big picture, 2004 will be a transition year as we ramp-up our current group of facilities in development, all of which should begin to reach their full revenue potential by 2005.  While our projects can face challenges through the development stages, once the ramp-up is in full gear earnings visibility tends to improve substantially.  Presently, with all eight of our new projects currently in the ramp-up stage, it appears as if Cornell has a very significant opportunity to reap the benefits of their full revenue potential in 2005.  Our long-term earnings visibility is improving and it’s very encouraging.”

Quarterly Webcast

Cornell’s management will host a conference call and simultaneous webcast of the call at 11:00 am Eastern today, November 13.  The webcast may be accessed through www.companyboardroom.com as well as Cornell’s home page, www.cornellcompanies.com.  A replay will also be available on the above web sites and by dialing (800) 405-2236 or (303) 590-3000 and providing confirmation code 558994.  The replay will be available through November 20, 2003 by phone and for 30 days on the Internet.  This earnings release can be found on Cornell’s website at www.cornellcompanies.com under “Investor Relations – Press Releases.”

Cornell Companies, Inc. is a leading private provider of corrections, treatment and educational services outsourced by federal, state and local governmental agencies. Cornell provides a diversified portfolio of services for adults and juveniles, including incarceration and detention, transition from incarceration, drug and alcohol treatment programs, behavioral rehabilitation and treatment, and grades 3-12 alternative education in an environment of dignity and respect, emphasizing community safety and rehabilitation in support of public policy. Cornell (http://www.cornellcompanies.com) has 70 facilities with a total service capacity of 16,514 Cornell’s facilities are located in 14 states and the District of Columbia

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current plans and actual future activities and results of operations may be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, (i) the outcomes of pending putative class action shareholder and derivative lawsuits, and related insurance coverage, (ii) the outcome of the pending SEC investigation (iii) risks associated with acquisitions and the integration thereof (including the ability to achieve administrative and operating cost savings and anticipated synergies), (iv) the timing and costs of the opening of new programs and facilities or the expansions of existing facilities, (v) changes in governmental policy and/or funding to discontinue or not renew existing arrangements,  to eliminate or discourage the privatization of correctional, detention and pre-release services in the United States, or to eliminate rate increases. (vi) the availability of debt and equity financing on terms that are favorable to the Company, (vii) fluctuations in operating results because of occupancy, competition (including competition from two competitors that are substantially larger than the Company), increases in cost of operations, fluctuations in interest rates and risks of operations, (viii) significant charges to expense of deferred costs associated with financing and other projects in development if management determines that one or more of such projects is unlikely to be successfully concluded, (ix) results from alternative deployment or sale of facilities such as the New Morgan Academy and (x) the Company’s ability to negotiate a contract amendment with the BOP related to the Moshannon Valley Correctional Center.

(Financial Tables Follow)

CORNELL COMPANIES, INC.

FINANCIAL HIGHLIGHTS

($000’s except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Revenues	$68,642	$69,634	$202,253	$207,186
Operating expenses	53,495	53,138	156,860	160,454
Pre-opening and start-up expenses	1,060	—	1,453	—
Depreciation and amortization	2,535	2,672	7,708	7,252
General and administrative expenses	4,820	5,832	13,440	17,223
Income from operations	6,732	7,992	22,792	22,257
Interest expense, net	4,228	4,340	13,196	14,221
Minority interest in losses of consolidated special purpose entities	—	613	—	574
Income before provision for income taxes and cumulative effect of change in accounting principle	2,504	3,039	9,596	7,462
Provision for income taxes	1,062	1,246	3,935	3,059
Income before cumulative effect of change in accounting principle	1,442	1,793	5,661	4,403
Cumulative effect of change in accounting principle, net of related income tax benefit of $671 in 2002	—	—	—	(965)
Net income	$1,442	$1,793	$5,661	$3,438

Earnings (loss) per share:
• Basic
Income before cumulative effect of change in accounting principle	$.11	$.14	$.44	$.33
Cumulative effect of change in accounting principle	—	—	—	(.07)
Net income	$.11	$.14	$.44	$.26
• Diluted
Income before cumulative effect of change in accounting principle	$.11	$.14	$.43	$.33
Cumulative effect of change in accounting principle	—	—	—	(.07)
Net income	$.11	$.14	$.43	$.26

Number of shares used in per share computation:
• Basic	13,044	12,967	12,894	12,975
• Diluted	13,542	13,197	13,218	13,337

Total service capacity (end of period)	16,514	15,444	16,514	15,444
Contracted beds in operation (end of period)	9,445	9,503	9,445	9,503
Average contract occupancy (A)	100.4%	97.0%	100.1%	98.0%
Average contract occupancy excluding start-up operations (A)	101.0%	97.0%	100.3%	98.0%

(A)      Occupancy percentages are based on contracted service capacity of residential facilities in operation.  Since certain facilities have service capacities that exceed contracted capacities, occupancy percentages can exceed 100% of contracted capacity.

Balance Sheet Data:

	September 30, 2003	December 31, 2002
Working capital	$89,122	$95,988
Property and equipment, net	264,021	255,450
Total assets	445,664	441,291
Long-term debt	234,594	232,258
Stockholders’ equity	167,351	159,952

Non-GAAP Financial Measures

The Company uses non-GAAP Financial measures, or as referenced herein “pro forma” measures, to assess the operating results and effectiveness of the Company’s operations.  These measures assist both the Company and its investors in understanding operating trends.  These non-GAAP financial measures may not be comparable to similarly titled measurements used by other companies and should not be used as a substitute for net income, earnings per share or other GAAP operating measurements.  Set forth below are reconciliations to GAAP measures of non-GAAP measures used herein.

RECONCILIATION OF HISTORICAL GAAP BASIS
RESULTS TO HISTORICAL NON-GAAP BASIS
INFORMATION: ($000’s except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

GAAP Revenues	$68,642	$69,634	$202,253	$207,186
Less: New Morgan Academy revenue	—	3,568	26	12,946
Less: Start-up revenue	567	—	621
Pro forma revenues	$68,075	$66,066	$201,606	$194,240

GAAP income from operations	$6,732	$7,992	$22,792	$22,257
Plus:
New Morgan Academy (income)/loss from operations	785	(91)	1,992	(1,424)
Pre-opening and start-up expenses, net of start-up revenue	493	—	831	—
Unusual items:
Special committee charges	—	—	—	1,859
Senior management severance costs	—	1,336	—	1,336
Write-off of deferred financing costs	—	—	—	1,003
Pro forma income from operations	$8,010	$9,237	$25,615	$25,031

GAAP net income	$1,442	$1,793	$5,661	$3,438
Plus:
New Morgan Academy net (income)/loss	679	175	1,837	(198)
Pre-opening and start-up expenses, net of start-up revenue	291	—	490	—
Unusual items:
Special committee charges	—	—	—	1,097
Senior management severance costs	—	788	—	788
Write-off of deferred financing costs	—	—	—	592
Debt covenant waivers	—	—	—	487
Pro forma net income	$2,412	$2,756	$7,988	$6,204

RECONCILIATION OF HISTORICAL GAAP BASIS
RESULTS TO HISTORICAL NON-GAAP BASIS
INFORMATION:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

GAAP earnings per share - diluted:	$.11	$.14	$.43	$.26
Plus:
New Morgan Academy	.05	.01	.13	(.01)
Pre-opening and start-up expenses, net of start-up Revenue	.02	—	.04	$—
Unusual items:
Special committee charges	—	—	—	.08
Senior management severance costs	—	.06	—	.06
Write-off of deferred financing costs	—	—	—	.04
Debt covenant waivers	—	—	—	.04
Pro forma earnings per share - diluted	$.18	$.21	$.60	$.47

RECONCILIATION OF FORWARD-LOOKING
INFORMATION:

	Twelve Months Ending December 31, 2003
GAAP earnings per share - diluted	$.54	$.57
New Morgan Academy	.18	.18
Pre-opening and start-up expenses, net of start-up revenue	.08	.08
Pro forma earnings per share - diluted	$.80	$.83

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